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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                 --------------
                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): November 23, 2004



                             MASTERCARD INCORPORATED
             (Exact name of registrant as specified in its charter)

         DELAWARE                   000-50250                 13-4172551
      (State or other              (Commission               (IRS Employer
       jurisdiction                File Number)           Identification No.)
     of incorporation)

           2000 PURCHASE STREET
            PURCHASE, NEW YORK                             10577
 (Address of principal executive offices)               (Zip Code)

                                 (914) 249-2000
              (Registrant's telephone number, including area code)



                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 23, 2004, MasterCard Incorporated, MasterCard International Incorporated, the principal operating subsidiary of MasterCard Incorporated, and UMB Bank & Trust, N.A., as indenture trustee for the 7.36% Series A Senior Secured Notes (the "notes"), amended the terms of MasterCard International's guarantee in connection with the notes by transferring certain obligations from MasterCard International to MasterCard Incorporated. The notes were issued in August 1999 by MasterCard International O'Fallon 1999 Trust, a consolidated variable interest entity, to finance MasterCard's global technology and operations facility in O'Fallon Missouri. As a result of the amendment to the guarantee, MasterCard Incorporated has become a party to the guarantee and has assumed certain covenant compliance obligations, including financial reporting and maintenance of consolidated net worth. The amendment to the guarantee aligns MasterCard's financial reporting and net worth covenant obligations under the guarantee with similar obligations under its other debt instruments. MasterCard entered into the amendment to the guarantee to better reflect MasterCard's corporate structure and to reduce the costs and administrative burden of complying with different debt covenants.
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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MASTERCARD INCORPORATED

Date: November 29, 2004                By   /s/  Noah J. Hanft
                                           -----------------------------
                                           Noah J. Hanft
                                           General Counsel and Secretary